Exhibit 3.14

Execution Copy

VARIETAL DISTRIBUTION HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of June 29, 2007

THE COMPANY INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

THE COMPANY INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE SECURITYHOLDERS AGREEMENT, DATED ON OR ABOUT THE DATE SET FORTH ABOVE, AS AMENDED OR MODIFIED FROM TIME TO TIME, AMONG THE ISSUER (THE “COMPANY”) AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH INTERESTS UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

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VARIETAL DISTRIBUTION HOLDINGS, LLC
LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT, dated as of June 29, 2007, is entered into by and among Varietal Distribution Holdings, LLC (the “Company”) and the Unitholders.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the following meanings:

“Additional MDCP Manager” shall have the meaning set forth in Section 5.2(a).

“Additional Unitholder” means a Person admitted to the Company as a Unitholder pursuant to Section 11.2.

“Additional Securities” shall have the meaning set forth in Section 3.4.

“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person’s Capital Account balance shall be

(i)            reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and

(ii)           increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to Minimum Gain).

“Affiliate” of any particular Person means any other Person controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” means this Limited Liability Company Agreement, as amended or modified from time to time in accordance with the terms hereof.

“Assumed Tax Rate” shall have the meaning set forth in Section 4.1(b).

“Board” means the Board of Managers established pursuant to Sections 5.1 and 5.2.

“Book Value” means, with respect to any property of the Company, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g).

“Capital Account” means the capital account maintained for a Unitholder pursuant to Section 3.6.

“Capital Contributions” means the Fair Market Value of property that a Unitholder contributes or is deemed to have contributed to the Company with respect to any Unit pursuant to Sections 3.1 or 3.4.

“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of Delaware.

“Class A Common Unit” means a Unit representing a fractional part of the interest of a Unitholder in Profits, Losses and Distributions and having the rights and obligations specified with respect to the Class A Common Units in this Agreement.

“Class A Preferred Unit” means a Unit representing a fractional part of the interest of a Unitholder in Profits, Losses and Distributions and having the rights and obligations specified with respect to the Class A Preferred Units in this Agreement.

“Class A Preferred Unpaid Yield” of any Class A Preferred Unit means, as of any date, an amount equal to the excess, if any, of (a) the aggregate Class A Preferred Yield accrued on such Class A Preferred Unit for all periods prior to such date (including partial periods), over (b) the aggregate amount of prior Distributions made by the Company that constitute payment of Class A Preferred Yield on such Class A Preferred Unit.

“Class A Preferred Unreturned Capital” of any Class A Preferred Unit means, as of any date, the aggregate Capital Contributions made or deemed to be made in exchange for such Class A Preferred Unit reduced by all Distributions made by the Company that constitute a return of Class A Preferred Unreturned Capital under Section 4.1(a)(ii).

“Class A Preferred Yield” means, with respect to each Class A Preferred Unit, the amount accruing on such Class A Preferred Unit on a daily basis, at the rate of 8% per annum, compounded on the last day of each calendar quarter, on (a) the Class A Preferred Unreturned Capital of such Class A Preferred Unit plus (b) the Class A Preferred Unpaid Yield thereon for all prior quarterly periods. In calculating the amount of any Distribution to be made during a period, the portion of the Class A Preferred Yield with respect to such Class A Preferred Unit for the portion of the quarterly period elapsing before such Distribution is made shall be taken into account in determining the amount of such Distribution.

“Class B Common Unit” means a Unit representing a fractional part of the interest of a Unitholder in Profits, Losses and Distributions and having the rights and obligations specified with respect to the Class B Common Units in this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended. Such term shall be deemed to include any future amendments to the Code and any corresponding provisions of succeeding Code provisions.

“Common Unitholder” means a holder of Common Units.

“Common Units” means Class A Common Units and Class B Common Units.

“Company” means Varietal Distribution Holdings, LLC, a Delaware limited liability company.

“Company Income Amount” shall have the meaning set forth in Section 4.1(b).

“Conversion” shall have the meaning set forth in Section 15.7.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. L. § 18-101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.

“Distribution” means each distribution made by the Company to a Unitholder, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided that any recapitalization, exchange, conversion, repurchase or redemption of securities of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units shall not be deemed a Distribution.

“Executive Manager” shall have the meaning set forth in Section 5.2(a).

“Fair Market Value” means, with respect to any asset or equity interest, its fair market value determined according to Article XIV.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.2.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government or any agency or department or subdivision of any governmental authority, including the United States federal government or any state or local government.

“Grossed-Up Amount” has the meaning set forth in Section 4.1(a).

“Incentive Unit Grant Agreement” has the meaning set forth in Section 3.5.

“Investor Managers” shall have the meaning set forth in Section 5.2(a).

“Liquidation Value” shall mean, with respect to a Unit, the amount of cash that would be distributed to a Unitholder in respect of such Unit if the Company sold all of its assets for an amount of cash equal to their Fair Market Value and distributed the proceeds pursuant to Sections 4.1 and 13.2.

“Losses” means items of loss and deduction of the Company determined according to Section 3.6(b).

“Management Services Agreement” means that certain Management Services Agreement, dated on or about the date hereof, by and between Madison Dearborn Partners V-B, L.P., a Delaware limited partnership and an Affiliate of MDP, and CDRV Investors, Inc., a Delaware corporation (to be renamed VWR Funding, Inc.), which is a Subsidiary of the Company.

“Management Unit Purchase Agreement” means any Management Unit Purchase Agreement entered into from time to time among the Company, any Subsidiary of the Company and/or an employee of the Company or its Subsidiaries, as the same may be amended from time to time pursuant to the terms thereof (including, without limitation, any other agreements designated as Management Unit Purchase Agreements for the sale of equity securities between the Company and any employees or other service providers of the Company or its Subsidiaries and any Incentive Unit Agreements, all as approved by the Board).

“Management Unitholder” means each Executive (as defined in the Securityholders Agreement).

“Manager” means any person designated to serve as a member of the Board pursuant to Section 5.2 of this Agreement, but does not include any person who has ceased to be a member of the Board.

“MDCP-A” means Madison Dearborn Capital Partners V-A, L.P., a Delaware limited partnership.

“MDCP-A Manager” shall have the meaning set forth in Section 5.2(a).

“MDCP-C” means Madison Dearborn Capital Partners V-C, L.P., a Delaware limited partnership.

“MDCP-C Manager” shall have the meaning set forth in Section 5.2(a).

“MDCP Co-Invest 1” means MDCP Co-Investors (Varietal), L.P., a Delaware limited partnership.

“MDCP Co-Invest 1 Manager” shall have the meaning set forth in Section 5.2(a).

“MDCP Co-Invest 2” means MDCP Co-Investors (Varietal-2), L.P., a Delaware limited partnership.

“MDCP Executive” means Madison Dearborn Capital Partners V Executive-A, L.P., a Delaware limited partnership.

“MDP” means MDCP-A, MDCP-C, MDCP Executive, MDCP Co-Invest 1 and MDCP Co-Invest 2.

“MDP LLC” means Madison Dearborn Partners, LLC, a Delaware limited liability company.

“MDP Purchase Agreement” means that certain Unit Purchase Agreement, dated as of the date hereof, by and among MDP, MDCP Co-Investors (Varietal), L.P. and the Company, as amended from time to time in accordance with its terms.

“Minimum Gain” means the partnership minimum gain determined pursuant to Treasury Regulation
Section 1.704-2(d).

“Notice” shall have the meaning set forth in Section 9.4.

“Officers” means each person designated as an officer of the Company to whom authority and duties have been delegated pursuant to Section 5.5, subject to any resolution of the Board appointing such person as an officer or relating to such appointment.

“Other Business” shall have the meaning set forth in Section 6.5(c).

“Other Unitholder” means each Unitholder other than a Management Unitholder; provided that the Company shall be entitled to designate or, upon admission of a Substituted Unitholder or Additional Unitholder, refuse to designate a Unitholder as an “Other Unitholder.”

“Participating Class B Common Unit” means, with respect to any Distribution pursuant to Section 4.1(a)(iii), a Class B Common Unit that has a Participation Threshold that is less than the amount determined by dividing (a) the sum of (i) the amount of such Distribution pursuant to Section 4.1(a)(iii) and (ii) the sum of the Participation Thresholds of all outstanding Class B Common Units (including the Participating Class B Common Unit) that have an equal or lesser Participation Threshold to such Class B Common Unit by (b) the sum of (i) the number of outstanding Class A Common Units and (ii) the number of outstanding Class B Common Units that have an equal or lesser Participation Threshold to such Class B Common Unit.

“Participating Common Unit” means, with respect to any Distribution pursuant to Section 4.1(a)(iii), a Class A Common Unit or a Participating Class B Common Unit.

“Participating Threshold” means, with respect to each outstanding Class B Common Unit, an amount determined in accordance with Section 3.5.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a Governmental Entity.

“Proceeding” has the meaning set forth in Section 7.2.

“Profits” means items of income and gain of the Company determined according to Section 3.6(b).

“Regulatory Allocations” has the meaning set forth in Section 4.3(e).

“Related Persons” shall have the meaning set forth in Section 6.5(c).

“Required Interest” means, as of a given time, a majority of the Class A Common Units outstanding at such time.

“Reserve Amount” shall have the meaning set forth in Section 4.1(a).

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations.

“Securityholders Agreement” means the Securityholders Agreement, dated as of the date hereof, by and among the Company, MDP and the other Persons party thereto from time to time, as the same may be amended from time to time pursuant to the terms thereof.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of  partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Unitholder” means a Person that is admitted as a Unitholder to the Company pursuant to Section 11.1.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee, or other withholding, or other tax, of any kind whatsoever, including any interest, penalties, or additions to tax or additional amounts in respect of the foregoing.

“Tax Distribution” has the meaning set forth in Section 4.1(b).

“Tax Matters Partner” has the meaning set forth in Section 9.3.

“Taxable Year” means the Company’s Fiscal Year unless the Board determines otherwise in compliance with applicable laws.

“Transaction Documents” means this Agreement, the Securityholders Agreement and all other agreements, instruments, certificates, and other documents to be entered into or delivered by any Unitholder in connection with the transactions contemplated to occur pursuant to this Agreement, the Securityholders Agreement and any side agreements related to the foregoing.

“Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (including, without limitation, by operation of law) or the acts thereof, but explicitly excluding conversions or exchanges of one class of Unit to or for another class of Unit. The terms “Transferee,” “Transferred,” and other forms of the word “Transfer” shall have correlative meanings.

“Treasury Regulations” means the income tax regulations promulgated under the Code and effective as of the date hereof. Such term shall be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations.

“Unit” means an interest of a Unitholder in Profits, Losses and Distributions representing a fractional part of the interests of all Unitholders in Profits, Losses and Distributions and shall include Class A Preferred Units and Common Units; provided that any class or group of Units issued shall have the relative rights, powers, and duties set forth in this Agreement and the interest in Profits, Losses and Distributions represented by such class or group of Units shall be determined in accordance with such relative rights, powers, and duties set forth in this Agreement.

“Unvested Common Units” means, as of any given time, any Common Units that are subject to vesting or a similar forfeiture provision pursuant to any Management Unit Purchase Agreement and which have not yet vested or are still subject to a similar forfeiture provision in accordance with the terms of such Management Unit Purchase Agreement.

“Unit Ownership Ledger” meaning set forth in Section 3.1(b).

“Unitholder” means any owner of one or more Units as reflected on the Company’s  books and records, and any person admitted to the Company as an Additional Unitholder or Substituted Unitholder; but only for so long as such person is shown on the Company’s books and records as the owner of one or more Units. The Unitholders shall constitute the “members” (as that term is defined in the Delaware Act) of the Company.

“Vested Common Units” means all Common Units other than Unvested Common Units.

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.1                                   Formation. The Company has been organized as a Delaware limited liability company by the filing with the Secretary of State of the State of Delaware of the Certificate under and pursuant to the Delaware Act and shall be continued in accordance with this Agreement. The rights and liabilities of the Unitholders shall be determined pursuant to the Delaware Act, this Agreement and the Securityholders Agreement. To the extent that the rights or obligations of any Unitholder are different by reason of any provision of this Agreement or the Securityholders Agreement than they would be in the absence of such provision, this Agreement and the Securityholders Agreement, to the extent not prohibited by the Delaware Act, shall control over the Delaware Act, and the provisions of the Securityholders Agreement shall control over this Agreement. This Agreement and the Securityholders Agreement together shall constitute the “limited liability agreement” for purposes of the Delaware Act.

Section 2.2                                   The Certificate. The Certificate was filed with the Secretary of State of the State of Delaware on April 13, 2007. The Unitholders hereby agree to execute, file and record all such other certificates and documents, including amendments to the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

Section 2.3                                   Name. The name of the Company shall be Varietal Distribution Holdings, LLC. The Board may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all Unitholders. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Board.

Section 2.4                                   Purpose and Powers. The purpose and business of the Company shall be to engage in any lawful act or activity which may be conducted by a limited liability company formed pursuant to the Delaware Act and engaging in all activities necessary or incidental to the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware. The Company shall have any and all powers necessary or desirable to carry out the purposes and business of the Company, to the extent that the same may be lawfully exercised by limited liability companies under the Delaware Act.

Section 2.5                                   Merger. Subject to the provisions of this Agreement, the Company may, with the approval of the Board and MDP and without the need for any further act, vote or approval of any Unitholder, merge with, or consolidate into, another limited liability company (organized under the laws of Delaware or any other state), a corporation (organized under the laws of Delaware or any other state) or other business entity (as defined in Section 18-209(a) of the Delaware Act), regardless of whether the Company or such other entity is the survivor. If a merger is used as a means of effecting the intent of Section 15.7 of this Agreement, then the provisions of that Section shall apply to such transaction.

Section 2.6                                   Foreign Qualification. Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Company shall comply, to the extent procedures are available and those matters are reasonably within the control of the Company, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Board or any Officer, each Unitholder shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

Section 2.7                                   Principal Office; Registered Office. The principal office of the Company shall be located at such place as the Board may from time to time designate, and all business and activities of the Company shall be deemed to have occurred at its principal office. The Company may maintain offices at such other place or places as the Board deems advisable. Notification of any such change shall be given to all Unitholders. The registered office of the Company required by the Delaware Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by law.

Section 2.8                                   Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution thereof in accordance with the provisions of Article XIII.

Section 2.9                                   No State-Law Partnership. The Unitholders intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Unitholder be a partner or joint venturer of any other Unitholder by virtue of this Agreement (except for tax purposes as set forth in the next succeeding sentence of this Section 2.9), and neither this Agreement nor any other document entered into by the Company or any Unitholder relating to the subject matter hereof shall be construed to suggest otherwise. The Unitholders intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and that each Unitholder and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Section 2.10                            No UBTI; Effectively Connected Income or Commercial Activity. The Company shall not engage in any transaction which would cause (or create any significant risk of causing) the Unitholders or any of their direct or indirect limited partners which are exempt from income taxation under Section 501(a) of the Code to recognize unrelated business taxable income as defined in Section 512 and Section 514 of the Code. The Company shall not engage in, or directly (or indirectly, through one or more Persons treated as flow-through entities for U.S. federal income tax purposes) invest in any Person that is treated as a flow-through entity for U.S. federal income tax purposes that engages in, (a) any “commercial activity” as defined in Section 892(a)(2)(i) of the Code or any activity that would create a significant risk of causing the Company to be treated as engaged in a “commercial activity” or (b) transactions which will cause

(or create any significant risk of causing) the Company to incur income that is effectively connected with a “trade or business within the United States” as defined in Section 864(b) of the Code.

ARTICLE III

UNITS; CAPITAL ACCOUNTS

Section 3.1                                   Unitholders.

(a)                                  Unitholders in General. Each Unitholder’s interest in the Company, including such Unitholder’s interest in Profits, Losses and Distributions of the Company and the right to vote on certain matters as provided in this Agreement, shall be represented by the Units owned by such Unitholder. The ownership of Units shall entitle each Unitholder to allocations of Profits and Losses and other items and distributions of cash and other property as set forth in Article IV hereof. A Substituted Unitholder that acquires Units from another Unitholder in an acquisition permitted by this Agreement shall be deemed to have made the Capital Contributions in respect of such Units that the predecessor Unitholder made or was deemed to have made. Any reference in this Agreement to a Capital Contribution of, or Distribution to, a Substituted Unitholder shall include any Capital Contributions or Distributions previously made by or to the former Unitholder on account of the interest of such former Unitholder transferred to such Substituted Unitholder. The Board may if it so determines issue certificates to the Unitholders representing the Units held by each Unitholder.

(b)                                 Unit Ownership Ledger. The Company shall create and maintain a ledger (the “Unit Ownership Ledger”) setting forth the name of each Unitholder, the number of each class of Units held by each such Unitholder, and the amount of the Capital Contribution made for each class of Units. Each Person acquiring Units on the date hereof pursuant to a written agreement between the Company and such Person shall be admitted to the Company as a Unitholder and the Capital Contribution made in respect of Class A Common Units acquired on the date here shall be $1.00 per unit and the Capital Contribution made in respect of Class A Preferred Units acquired on the date hereof shall be $1,000.00 per unit. Upon any change in the number or ownership of outstanding Units (whether upon an issuance of Units, a transfer of Units, a cancellation of Units or otherwise), the Company shall amend and update the Unit Ownership Ledger and shall deliver a copy of such updated ledger to each holder of Units upon request. Absent manifest error, the ownership interests recorded on the Unit Ownership Ledger shall be conclusive record of the Units that have been issued and are outstanding. Notwithstanding anything to the contrary contained in this Agreement, with respect to any Unitholder that holds less than 2% of the issued and outstanding Class A Common Units, except to the extent otherwise determined by the Board or the Company’s chief executive officer from time to time in its or his discretion, such Unitholder shall only have the right to obtain a version of the Unit Ownership Ledger that contains the information to be set forth thereon for such Unitholder and that contains the information to be set forth thereon for all other Unitholders in a summary format that includes that total amount of outstanding Units and Capital Contributions for each class held by Unitholders that are institutional investors and by Unitholders that are not institutional investors in a format as approved from time to time by the Board; provided that the Company’s chief executive officer may obtain a full version of the Unit Ownership Ledger.

(c)                                  Representations and Warranties of Unitholders. Each Unitholder hereby represents and warrants to the Company and acknowledges that:  (i) such Unitholder has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (ii) such Unitholder has reviewed and evaluated all information necessary to assess the merits and risks of his, her or its investment in the Company and has had answered to such Unitholder’s satisfaction any and all questions regarding such information; (iii) such Unitholder is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (iv) such Unitholder is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (v) the interests in the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with; (vi) to the extent applicable, the execution, delivery and performance of this Agreement have been duly authorized by such Unitholder and do not require such Unitholder to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Unitholder or other governing documents or any agreement or instrument to which such Unitholder is a party or by which such Unitholder is bound; (vii) the determination of such Unitholder to purchase interests in the Company has been made by such Unitholder independent of any other Unitholder and independent of any statements or opinions as to the advisability of such purchase, which may have been made or given by any other Unitholder or by any agent or employee of any other Unitholder; and (viii) this Agreement is valid, binding and enforceable against such Unitholder in accordance with its terms.

Section 3.2                                   Unitholder Meetings.

(a)                                  Voting of Unitholders. A quorum shall be present at a meeting of Unitholders if the Unitholders holding the Required Interest are represented at the meeting in person or by proxy. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of all Unitholders entitled to vote is required by the Delaware Act or by this Agreement, the affirmative vote of the Unitholders holding the Required Interest at a meeting of Unitholders at which a quorum is present shall be the act of the Unitholders.

(b)                                 Place. All meetings of the Unitholders shall be held at the principal place of business of the Company or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all Unitholders may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to Section 3.3(d).

(c)                                  Adjournment. Notwithstanding the other provisions of the Certificate or this Agreement, the chairman of the meeting or the Unitholders holding the Required Interest shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the Unitholders, such time and place shall be determined by a vote of the Unitholders holding the Required Interest. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

(d)                                 Meetings. Meetings of the Unitholders for any proper purpose or purposes may be called at any time by any member of the Board or the Unitholders holding the Required Interest. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Unitholders entitled to call a meeting is the date any Unitholder first signs the notice of that meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a meeting of the Unitholders.

(e)                                  Notice. A written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each Unitholder holding Common Units and to each other Unitholder entitled to vote at such meeting not less than five or more than 30 days before the date of the meeting, either personally, by mail or by facsimile, by or at the direction of the Board or the Unitholders calling the meeting. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Unitholder at its address provided for in the Company’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(f)                                    Record Date. Unless otherwise determined by the Board, the date on which notice of a meeting of Unitholders is mailed or the date on which the resolution of the Board declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Unitholders entitled to notice of or to vote at such meeting (including any adjournment thereof) or the Unitholders entitled to receive such distribution.

(g)                                 Required Interest. Except as otherwise expressly provided for in this Agreement, all matters to be voted on pursuant to this Agreement shall require the vote of Unitholders holding the Required Interest, which vote shall only be valid and binding if a notice of the meeting at which such vote is taken is given in accordance with Section 3.2(e).

(h)                                 Proxies. A Unitholder may vote either in person or by proxy executed in writing by the Unitholder. An e-mail transmission or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Unitholder shall be treated as an execution in writing for purposes of this Section 3.2(h). Proxies for use at any meeting of Unitholders or in connection with the taking of any action by written consent pursuant to Section 3.3 shall be filed with the Secretary of the Company, before or at the time of the meeting or execution of the written consent as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Secretary of the Company, who shall decide all questions concerning the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such

Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Units that are the subject of such proxy are to be voted with respect to such issue.

(i)                                     Conduct of Unitholder Meetings. All meetings of the Unitholders shall be presided over by the chairman of the meeting, who shall be a Manager designated from time to time by the holders of the Required Interest or, at any time when no Manager is so designated to be chairman, the Executive Manager. The chairman of any meeting of Unitholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

(j)                                     Voting Rights. Subject to the restrictions set forth in this Agreement, in any matter submitted to the holders of Common Units for a vote, each holder of Common Units shall be entitled to one vote for each Common Unit owned. In any matter submitted to the holders of Class A Preferred Units for a vote, each holder of Class A Preferred Units shall be entitled to one vote for each Class A Preferred Unit owned. Except as otherwise required by this Agreement or law, the Unitholders shall not have the right to vote on any matter except to the extent provided in Sections 3.2(a) or (g) hereof.

Section 3.3                                   Action of Unitholders by Written Consent or Telephone Conference.

(a)                                  Written Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of Unitholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Unitholder or Unitholders holding not less than the minimum percentages of Units that would be necessary to take such action at a meeting at which all Unitholders entitled to vote on the action were present and voted. Every written consent shall bear the date of signature of each Unitholder who signs the consent. No written consent shall be effective to take the action that is the subject to the consent unless, within 60 days after the date of the earliest dated consent delivered to the Company in the manner required by this Section 3.3(a), a consent or consents signed by the Unitholder or Unitholders holding not less than the minimum Units that would be necessary to take the action that is the subject of the consent are delivered to the Company by delivery to its registered office, its principal place of business or the chief executive officer in each case, in accordance with Section 15.15. Any such delivery to the Company’s principal place of business shall be addressed to the chief executive officer. An e-mail transmission or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Unitholder shall be regarded as signed by the Unitholder for purposes of this Section 3.3(a). Prompt notice of the taking of any action by Unitholders without a meeting by less than unanimous written consent shall be given to those Unitholders who did not consent in writing to the action.

(b)                                 Record Date for Written Consent in Lieu of Meeting. The record date for determining Unitholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office, its principal place of business, or the chief executive officer, in each case, in accordance with Section 15.15. Any such delivery to the Company’s principal place of business shall be addressed to the chief executive officer.

(c)                                  Filings. If any action by Unitholders is taken by written consent, any certificate or documents filed with the Secretary of State of Delaware as a result of the taking of the action shall state, in lieu of any statement required by the Delaware Act concerning any vote of Unitholders, that written consent has been given in accordance with the provisions of the Delaware Act and that any written notice required by the Delaware Act has been given.

(d)                                 Telephone Conference. Unitholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.4                                   Issuance of Additional Units and Interests. Subject to compliance with the provisions of this Agreement and the Securityholders Agreement, the Board shall have the right to cause the Company to issue or sell to any Person (including Unitholders and Affiliates) any of the following (which for purposes of this Agreement shall be “Additional Securities”):  (i) additional Units or other interests in the Company (including other classes or series thereof having different rights), (ii) obligations, evidences of indebtedness, or other securities or interests convertible or exchangeable into Units or other interests in the Company, and (iii) warrants, options, or other rights to purchase or otherwise acquire Units or other interests in the Company. Subject to the provisions of this Agreement, the Board shall determine the terms and conditions governing the issuance of such Additional Securities, including the number and designation of such Additional Securities, the preference (with respect to distributions, liquidations, or otherwise) over any other Units and any required or deemed contributions in connection therewith. Any Person who acquires Units may be admitted to the Company as a Unitholder pursuant to the terms of Section 11.2 hereof. If any Person acquires additional Units or other interests in the Company or is admitted to the Company as an additional Unitholder, the Unit Ownership Ledger shall be amended to reflect such additional issuance and/or Unitholder, as the case may be.

Section 3.5                                   Incentive Units.

(a)                                  The Company may issue Class B Common Units to existing or new employees, officers, directors, other service providers or consultants of the Company or its Subsidiaries (each, a “Management Unitholder”) pursuant to written agreements approved by the Board (each such agreement, regardless of its actual title, as amended, modified and waived from time to time in accordance with its terms, is referred to herein as an “Incentive Unit Grant Agreement”). The Company may make the Class B Common Units and any issuance thereof and any Incentive Unit Grant Agreement subject to the terms and conditions of any equity or unit incentive plan, as the same may be amended or modified from time to time in accordance with its terms, as may have been adopted by the Company or its Subsidiaries on or before the date of such issuance or Incentive Unit Grant Agreement. On the date of each grant of Class B Common Units to a Management Unitholder who is, or as a result of such grant becomes, a holder of Class B

Common Units pursuant to a grant made under an Incentive Unit Grant Agreement or similar agreement, the Board shall establish an initial “Participation Threshold” amount with respect to each Class B Common Unit granted on such date. Unless otherwise determined by the Board, the Participation Threshold with respect to a Class B Common Unit shall be equal to or greater than the Liquidation Value of a Class A Common Unit on the date of grant of such Class B Common Unit. The Board may designate a series number for each subset of Class B Common Units consisting of Class B Common Units having the same Participation Threshold, which Participation Threshold differs from the Participation Thresholds of all Class B Common Units not included in such subset. If the Board elects to so designate Class B Common Units, then the first Class B Common Unit issued on or after the date hereof shall be designated a “Series 1 Class B Common Unit.”  Each Class B Common Unit’s Participation Threshold shall be adjusted after the grant of such Class B Common Unit in the following manner:

(i)                                     In the event of any Distribution pursuant to Section 4.1(a)(iii), the Participation Threshold of each Class B Common Unit outstanding at the time of such Distribution shall be reduced (but not below zero) by the amount that each Class A Common Unit receives in such Distribution (with such reduction occurring immediately after the determination of the portion of such Distribution, if any, that such Class B Common Unit is entitled to receive). For this purpose, Distributions shall include Tax Distributions made pursuant to Section 4.1(b) only (i) to the extent such Tax Distributions are made as a result of the recognition of the built-in gain in any asset that existed at the time the relevant Class B Common Unit was issued or (ii) to the extent that the relevant Class B Common Unit is not also entitled to a Tax Distribution with respect to the item or tier of taxable income giving rise to the Tax Distribution. For this purpose, the Tax Distribution that arises from the recognition of the built-in gain in an asset may be bifurcated between the Tax Distribution that relates to the built-in gain that existed at the time the relevant Class B Common Unit was issued and the Tax Distribution that relates to any additional gain in the asset that accrued since the time the relevant Class B Common Unit was issued. In order to preserve the economic results intended by this Agreement, the Board may, in its reasonable discretion, determine whether any Tax Distribution or portion of any Tax Distribution should reduce the Participation Threshold of a Class B Common Unit.

(ii)                                  In the event of any Capital Contribution with respect to outstanding Class A Common Units that occurs after the issuance of a series of Class B Common Units, the Participation Threshold of each Class B Common Unit outstanding at the time of such Capital Contribution shall be increased by the amount contributed with respect to each Class A Common Unit.

(iii)                               If the Company at any time subdivides (by any Unit split or otherwise) the Class A Common Units into a greater number of Units, the Participation Threshold of each Class B Common Unit outstanding immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse Unit split or otherwise) the Class A Common Units into a smaller number of Units, the Participation Threshold of each Class B Common Unit outstanding immediately prior to such combination shall be proportionately increased.

(iv)                              No adjustment shall be made in connection with (A) any redemption or repurchase by the Company or any Unitholder of any Units or any forfeiture by any Unitholder of any Units or (B) any Capital Contribution by any Unitholder in exchange for newly issued Units.

(b)                                 The Participation Thresholds of each Unitholder’s Class B Common Units shall be set forth on the Unit Ownership Ledger, and Unit Ownership Ledger shall be amended from time to time by the Company as necessary to reflect any adjustments to the Participation Thresholds of outstanding Class B Common Units required pursuant to this Section 3.5.

(c)                                  Notwithstanding anything in this Section 3.5 to the contrary, the Board shall have the power to amend the provisions of this Section 3.5 and Section 4.1(a) to achieve the economic results intended by this Agreement, including that (A) each Class A Common Unit has identical entitlement to distributions under Section 4.1(a) and (B) the Class B Common Units are profits interests when issued for United States federal income tax purposes.

Section 3.6                                   Capital Accounts.

(a)                                  The Company shall maintain a separate Capital Account for each Unitholder according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the discretion of the Board), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the Company’s property. Without limiting the foregoing, each Unitholder’s Capital Account shall be adjusted:

(i)                                     by adding any additional Capital Contributions made by such Unitholder in consideration for the issuance of Units;

(ii)                                  by deducting any amounts paid to such Unitholder in connection with the redemption or other repurchase by the Company of Units;

(iii)                               by adding any Profits allocated in favor of such Unitholder and subtracting any Losses allocated in favor of such Unitholder; and

(iv)                              by deducting any distributions paid in cash or other assets to such Unitholder by the Company.

(b)                                 For purposes of computing the amount of any item of the Company’s income, gain, loss, or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition, and classification of any such item shall be the same as its determination, recognition, and classification for federal income tax purposes (including any method of depreciation, cost recovery, or amortization used for this purpose); provided that:

(i)                                     The computation of all items of income, gain, loss, and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

(ii)                                  If the Book Value of any of the Company’s property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii)                               Items of income, gain, loss, or deduction attributable to the disposition of the Company’s property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv)                              Items of depreciation, amortization, and other cost recovery deductions with respect to the Company’s property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(v)                                 To the extent an adjustment to the adjusted tax basis of any asset of the Company pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

Section 3.7                                   Negative Capital Accounts. No Unitholder shall be required to pay to any other Unitholder or the Company any deficit or negative balance which may exist from time to time in such Unitholder’s Capital Account (including upon and after dissolution of the Company).

Section 3.8                                   No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided herein or in the other agreements referred to herein.

Section 3.9                                   Loans From Unitholders. Loans by Unitholders to the Company shall not be considered Capital Contributions. If any Unitholder shall loan funds to the Company, the making of such loans shall not result in any increase in the amount of the Capital Account of such Unitholder. The amount of any such loans shall be a debt of the Company to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

ARTICLE IV

DISTRIBUTIONS; REDEMPTIONS
AND ALLOCATIONS

Section 4.1                                   Distributions.

(a)                                  Distributions Generally. Except as otherwise set forth in this Section 4.1, and subject to the provisions of Section 18-607 of the Delaware Act, the Board may make Distributions at any time or from time to time. All Distributions shall be made only in the following order and priority:

(i)                                     First, to the Unitholders holding Class A Preferred Units, an amount equal to the aggregate Class A Preferred Unpaid Yield (in the proportion that each Unitholder’s share of Class A Preferred Unpaid Yield bears to the aggregate Class A Preferred Unpaid Yield) until each such Unitholder has received Distributions in respect of such Unitholder’s Class A Preferred Units in an amount equal to the aggregate Class A Preferred Unpaid Yield on such Unitholder’s outstanding Class A Preferred Units as of the time of such Distribution, and no Distribution or any portion thereof may be made pursuant to Sections 4.1(a)(ii) or (iii) below until the entire amount of the Class A Preferred Unpaid Yield on the outstanding Class A Preferred Units as of the time of such Distribution (as limited by the next occurring proviso below) has been paid in full; provided that no Distribution shall be made pursuant to this Section 4.1(a)(i) in respect of a Class A Preferred Unit to the extent such Distribution, when combined with all previous Distributions made pursuant to this Section 4.1(a)(i), would exceed the aggregate amount by which Profits of the Company exceed Losses of the Company since the date of issuance of such Class A Preferred Unit (for this purpose unless otherwise determined by the Board, to the extent that any Class A Preferred Unit is issued after the date hereof, Profits and Losses of the Company with respect to that Unit shall be determined as if the Company had written up its assets under Treasury Reg. §1.704-1(b)(2)(iv)(f) in connection with the issuance of such Class A Preferred Unit).

(ii)                                  Second, to the Unitholders holding Class A Preferred Units, an amount equal to the aggregate Class A Preferred Unreturned Capital with respect to such Units (in the proportion that each Unitholder’s share of Class A Preferred Unreturned Capital with respect to such Class A Preferred Units bears to the aggregate amount of Class A Preferred Unreturned Capital with respect to all Class A Preferred Units) until each such Unitholder has received Distributions in respect of such Unitholder’s Class A Preferred Units in an amount equal to the aggregate Class A Preferred Unreturned Capital with respect to such Unitholder’s Class A Preferred Units as of the time of such Distribution (at which time such Class A Preferred Unit shall be deemed redeemed and cancelled in full without any further action on the part of the Company or any Unitholder or otherwise), and no Distribution or any portion thereof may be made pursuant to Section 4.1(a)(iii) below until the entire amount of Class A Preferred Unreturned Capital with respect to the outstanding Class A Preferred Units as of the time of such Distribution has been paid in full.

(iii)                               Third, all remaining amounts shall be distributed to the Unitholders holding Participating Common Units immediately prior to such Distribution as follows:  with respect to each Class A Common Unit, an amount equal to the amount determined by dividing the Grossed-Up Amount by the number of Participating Common Units, and, with respect to each Participating Class B Common Unit, an amount equal to the excess of the (A) the amount determined by dividing the Grossed-Up Amount by the number of Participating Common Units over (B) the Participation Threshold with respect to such Participating Class B Common Unit. For purposes of this Agreement, “Grossed-Up Amount” means, with respect to any Distribution pursuant to this Section 4.1(a)(iii), the sum of (a) the amount of the Distribution pursuant to this Section 4.1(a)(iii) and (b) the sum of the Participation Thresholds of all Participating Class B Common Units.

Notwithstanding the foregoing, the portion of any Distribution that would otherwise be made with respect to any Unvested Common Unit shall not be distributed with respect to such Unvested Common Unit (provided that Tax Distributions shall be made with respect to Unvested Common Units pursuant to Section 4.1(b)), but shall instead be retained by the Company and a “Reserve Amount” shall be created on the books and records of the Company with respect to such Unvested Common Unit (or the Reserve Amount with respect to such Unvested Common Unit shall be increased, if a Reserve Amount already exists with respect to such Unvested Common Unit) in an amount equal to the amount so retained by the Company in respect of such Unvested Common Unit. The Reserve Amount created (or increased) for each Unvested Common Unit shall be treated as Distributed for purposes of this Section 4.1(a) and shall be treated as an amount the holder of such Unvested Common Unit is entitled to receive for purposes of Section 4.2. If such Unvested Common Unit subsequently becomes a Vested Common Unit, the Reserve Amount attributable to such Unvested Common Unit shall be distributed (in connection with the first Distribution that is not a Tax Distribution that occurs after such vesting) without interest to the holder of such Common Unit, and if such Unvested Common Unit is repurchased or forfeited, the Reserve Amount attributable to such Unvested Common Unit shall be cancelled and no longer treated as an amount the holder of such Unvested Common Unit is entitled to receive for purposes of Section 4.2.

(b)                                 Tax Distributions. Notwithstanding any other provision herein to the contrary, so long as the Company is treated as a partnership for federal and state income tax purposes, the Company shall distribute to the Unitholders in respect of their Units, in the proportions specified herein, to the extent that funds are legally available therefor and would not be prohibited under any credit facility to which the Company or any Subsidiary is a party, for each Fiscal Year an amount (any such amount, a “Tax Distribution”) in cash equal to the product of: (i) the Company Income Amount for the Fiscal Year, multiplied by (ii) the Assumed Tax Rate for such Fiscal Year. The “Company Income Amount” for a Fiscal Year shall be an amount, if positive, equal to the net taxable income of the Company for such Fiscal Year, minus any net taxable loss of the Company for any prior Fiscal Year not previously taken into account for purposes of this Section 4.2 to the extent such loss would be available under the Code to offset income of the Unitholders (or, as appropriate, the direct or indirect partners or members of the Unitholders) determined as if income and loss from the Company was the only income and loss of the Unitholders (or, as appropriate, the direct or indirect partners or members of the Unitholders) in such Fiscal Year and all prior Fiscal Years. The “Assumed Tax Rate” for a Fiscal Year shall be equal to the sum of the highest marginal federal, state, and local income tax rates applicable to any Unitholder residing in the United States or its partners or members, as determined by the Board based on the information available to it (taking into account the character of the Company’s income and the deductibility of state and local taxes for federal income tax purposes). Such Tax Distributions shall be made to Unitholders on an estimated basis each quarter as determined by the Board. The Board shall be entitled to adjust subsequent Tax Distributions up or down to reflect any variation between such estimated quarterly Tax Distributions and the Tax Distributions that would have been computed under this Section 4.1(b) based on subsequent Tax information. Tax Distributions shall be made to the Unitholders in the proportion that the amount of the Company’s taxable income allocated to such Unitholder pursuant to this Article IV for such Fiscal Year (net of any taxable losses previously allocated to such Holder that are taken into account in determining the Company Income Amount for such Fiscal Year) bears to the Company’s total taxable income allocated to all Unitholders pursuant to this Article IV for such Fiscal Year (net of any taxable losses previously allocated to all Unitholder that are taken into account in determining the Company Income Amount for such

Fiscal Year). Tax Distributions shall be considered advances on Distributions to Unitholders under Section 4.1(a).

(c)                                  Persons Receiving Distributions. Each Distribution shall be made to the Persons shown on the Company’s books and records as Unitholders as of the date of such Distribution; provided, however, that any transferor and transferee of Units may mutually agree as to which of them should receive payment of any Distribution under Section 4.1. In the event that restrictions on transfer or change in beneficial ownership of Units set forth herein or in the Securityholders Agreement have been breached, the Company may withhold distributions in respect of the affected Units until such breach has been cured.

(d)                                 Distributions of In Kind Property. If the Company distributes property in kind that was contributed to the Company (or received in a tax-free exchange for property contributed to the Company), the Company shall, if possible, distribute (and be deemed to distribute) such property to the Unitholder who contributed such property, to the extent that such Unitholder is entitled to receive a Distribution at such time under the economic priorities set out in this Section 4.1.

Section 4.2                                   Allocations. Except as otherwise provided in Section 4.3, Profits and Losses for any Fiscal Year shall be allocated among the Unitholders in such a manner that, as of the end of such Fiscal Year, the sum of (i) the Capital Account of each Unitholder, (ii) such Unitholder’s share of Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(g)), and (iii) such Unitholder’s partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(2)) shall be equal to the respective net amounts, positive or negative, which would be distributed to them, determined as if the Company were to (i) liquidate the assets of the Company for an amount equal to their Book Value, and (ii) distribute the proceeds of liquidation pursuant to Section 13.2.

Section 4.3                                   Special Allocations.

(a)                                  Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Fiscal Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Fiscal year (and, if necessary, for subsequent Fiscal Years) shall be allocated to the Unitholders in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulation Section 1.704-2(i)(4).

(b)                                 If there is a net decrease in Minimum Gain during any Fiscal Year, each Unitholder shall be allocated Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulation Section 1.704-2(f). This Section 4.3(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c)                                  If any Unitholder that unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an

Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 4.3(a) and 4.3(b) but before the application of any other provision of this Article IV, then Profits for such Taxable Year shall be allocated to such Unitholder in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 4.3(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d)                                 Profits and Losses shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j), (k), and (m).

(e)                                  The allocations set forth in Sections 4.3(a)-(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Unitholders intend to allocate Profit and Loss of the Company or make distributions by the Company. Accordingly, notwithstanding the other provisions of this Article IV, but subject to the Regulatory Allocations, income, gain, deduction, and loss shall be reallocated among the Unitholders so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Unitholders to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction, and loss) had been allocated without reference to the Regulatory Allocations. In general, the Unitholders anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction, and loss) among the Unitholders so that the net amount of the Regulatory Allocations and such special allocations to each such Unitholder is zero.

Section 4.4                                   Tax Allocations.

(a)                                  The income, gains, losses, deductions, and credits of the Company will be allocated, for federal, state, and local income tax purposes, among the Unitholders in accordance with the allocation of such income, gains, losses, deductions, and credits among the Unitholders for computing their Capital Accounts; except that, if any such allocation is not permitted by the Code or other applicable law, then the Company’s subsequent income, gains, losses, deductions, and credits will be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)                                 Items of the Company’s taxable income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Unitholders in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value, using any method allowed by Code Section 704(c) and the Treasury Regulations thereunder selected by the Board.

(c)                                  If the Book Value of any asset of the Company is adjusted pursuant to the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f) subsequent allocations of items of taxable income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its

Book Value in the same manner as under Code Section 704(c), using any method allowed by Code Section 704(c) and the Treasury Regulations thereunder selected by the Board.

(d)                                 Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(e)                                  Allocations pursuant to this Section 4.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or Unit of Profits, Losses, Distributions, or other items of the Company pursuant to any provision of this Agreement.

Section 4.5                                   Indemnification and Reimbursement for Payments on Behalf of a Unitholder. If the Company is required by law to make any payment that is specifically attributable to a Unitholder or a Unitholder’s status as such (including, but not limited to, federal, state, and local withholding taxes, personal property taxes, personal property replacement taxes, and unincorporated business taxes), then such Unitholder shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). The Company may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 4.5, including instituting a lawsuit to collect such indemnification and contribution with interest calculated at a rate equal to 10% per annum, compounded as of the last day of each year (but not in excess of the highest rate per annum permitted by law) or reducing Distributions which would otherwise be made to such Unitholder until the Company has recovered the amount required to be indemnified (provided that the amount of any such reduction shall be deemed to have been distributed to such Unitholder for all purposes under this Agreement).

Section 4.6                                   Transfer of Capital Accounts. If a Unitholder transfers an interest in the Company to a new or existing Unitholder, the transferee Unitholder shall succeed to that portion of the transferor’s Capital Account that is attributable to the transferred interest.

Section 4.7                                   Certain Repurchases and Redemptions. Notwithstanding anything to the contrary in this Agreement, the Company may, at its option, exercise its repurchase or redemption rights, if any, and fulfill its repurchase or redemption obligations, if any, to a holder of Units pursuant to this Agreement or any Management Unit Purchase Agreement, in whole or in part, by distributing to such holder securities issued by VWR Investors, Inc. or any other direct Subsidiary of the Company, so long as VWR Investors, Inc. or such Subsidiary directly or indirectly owns all or substantially all of the assets of the Company on a consolidated basis, with a value equal to the redemption or repurchase price of the Units of such holder to be redeemed or repurchased; provided that, following such distribution VWR Investors, Inc. or such Subsidiary shall redeem or repurchase such securities from such holder within one business day following such distribution and the purchase price for such redemption or repurchase shall be paid by VWR Investors, Inc. or such Subsidiary (i) for cash to the extent that the Company would have been obligated (but for the Company’s exercise of its option under this Section 4.7) to pay for such repurchase or redemption in cash and/or (ii) by issuance of a subordinated promissory note to the extent that the Company would have been obligated (but for the Company’s exercise of its option under this Section 4.7) to pay for such repurchase or redemption by the issuance of a subordinated promissory note. Any such subordinated promissory note issued pursuant to this Section 4.7 shall have substantially the same terms and conditions as the subordinated promissory note that the Company was otherwise obligated to issue would have had. Each holder of Units agrees to take such actions and to enter into such agreements as the Company may reasonably request in order to carryout the intent and provisions of this Section 4.7. The Company and the holder agree to treat any such distribution as a distribution of securities of the Subsidiary under Code Section 731(a).

ARTICLE V

BOARD OF MANAGERS; OFFICERS

Section 5.1                                   Management by the Board of Managers.

(a)                                  No Management by Unitholders. The Unitholders shall not manage and control the business and affairs of the Company, except for situations in which the approval of Unitholders is required by this Agreement or by non-waivable provisions of applicable law.

(b)                                 Management by Board of Managers. In managing the business and affairs of the Company and exercising their powers, the Managers shall be members of and shall act as a Board of Managers (the “Board”). The Board may act (A) by resolutions adopted at a meeting and by written consents pursuant to Section 5.3, (B) by delegating power and authority to committees pursuant to Section 5.4, and (C) by delegating power and authority to any Officer pursuant to Section 5.5(a). Except as otherwise provided in any other written agreement to which a Manager is a party, each Unitholder acknowledges and agrees that no Manager shall, as a result of being a Manager (as such), be bound to devote all of his or her business time to the affairs of the Company, and that he or she and his or her Affiliates do and will continue to engage for their own account and for the accounts of others in other business ventures.

(c)                                  Authority of Board of Managers. Except for situations in which the approval of the Unitholders or any specific Unitholder is required by the terms of this Agreement or the Securityholders Agreement and subject to the provisions of this Section 5.1(b), (i) the Board shall conduct, direct and exercise full control over all activities of the Company, (ii) all management powers over the business and affairs of the Company shall be vested in the Board and (iii) the Board shall have the power to bind or take any action on behalf of the Company, or to exercise in its sole discretion any rights and powers (including the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments, or other decisions) granted to the Board or the Company under this Agreement, or any other agreement, instrument, or other document to which the Company is a party or by virtue of its holding the equity interests of any Subsidiary thereof. The Board shall be the “manager” of the Company for the purposes of the Delaware Act.

(d)                                 Officers. The management of the business and affairs of the Company by the Officers and the exercising of their powers shall be conducted under the supervision of and subject to the approval of the Board.

Section 5.2                                   Composition and Election of the Board of Managers.

(a)                                  Number and Designation. The number of Managers on the Board shall be initially established at five (5), but shall thereafter be comprised of such number of Managers as to be the number necessary to allow for the designations provided for pursuant to Section 5.2(a)(i) through (iv) below. The Board shall at all times be comprised of the following persons:

(i)                                     one (1) representative designated by MDCP-A from time to time, who shall initially be Timothy P. Sullivan (the “MDCP-A Manager”);

(ii)                                  one (1) representative designated by MDCP-C from time to time, who shall initially be Nicholas W. Alexos (the “MDCP-C Manager”);

(iii)                               one (1) representative designated by MDCP Co-Invest 1 from time to time, who shall initially be Timothy D. Sheehan (the “MDCP Co-Invest 1 Manager”);

(iv)                              such number of additional representatives as are designated by MDP from time to time, who initially shall be Harry M. Jansen Kraemer (each an “Additional MDCP Manager” and collectively with the MDCP-A Manager, the MDCP-C Manager and the MDCP Co-Invest 1 Manager, the “Investor Managers”); and

(v)                                 the Company’s chief executive officer, who shall initially be John Ballbach (the “Executive Manager”).

(b)                                 Term. Members of the Board shall serve from their designation in accordance with the terms hereof until the earlier of their resignation, death or removal in accordance with the terms hereof. Members of the Board need not be Unitholders and need not be residents of the State of Delaware. A person shall become a member of the Board effective upon receipt by the Company at its principal place of business of a written notice addressed to the Board (or at such later time or upon the happening of some other event specified in such notice) of such person’s designation from the person or persons entitled to designate such manager pursuant to Section 5.2(a) above. A member of the Board may resign as such by delivering his, her or its written resignation to the Company at the Company’s principal office addressed to the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

(c)                                  Removal. If an Executive Manager ceases to serve as the Company’s chief executive officer, such Executive Manager shall automatically upon such cessation cease to serve as a Manager and as a member of any committee of the Board. The removal from the Board or any of its committees (with or without cause) of any Investor Manager shall be upon (and only upon) the written request of MDP.

(d)                                 Vacancies. In the event that any designee under Section 5.2(a) for any reason ceases to serve as a member of the Board, (i) the resulting vacancy on the Board shall be filled by a Person designated by the person or persons originally entitled to designate such Manager pursuant to Section 5.2(a) above or, in the case of the Executive Manager, filled by the Company’s next elected chief executive officer (provided that, if any party fails to designate a person to fill a vacancy on the Board pursuant to the terms of this Section 5.2 or, in the case of the Executive Manager, no new chief executive officer has been elected, such vacant managership shall remain vacant until such managership is filled pursuant to this Section 5.2(d)

or MDP determines that such vacancy will not be filled), and (ii) such designee shall be removed promptly after such time from each committee of the Board.

(e)                                  Reimbursement. The Company shall pay all reimbursable out-of-pocket costs and expenses incurred by each member of the Board incurred in the course of their service hereunder, including in connection with attending regular and special meetings of the Board, any board of managers or board of directors of each of the Company’s Subsidiaries and/or any of their respective committees; provided that, so long as the Management Services Agreement is in effect, Investor Managers who are employees of MDP LLC shall not be entitled to reimbursement by the Company of out-of-pocket travel expenses in connection with attending regular and special meetings of the Board, any board of managers or board of directors of each of the Company’s Subsidiaries and/or any of their respective committees.

(f)                                    Compensation of Managers. Except as approved by the holders of the Required Interest, Managers shall receive no compensation for serving in such capacity.

(g)                                 Reliance by Third Parties. Any Person dealing with the Company, other than a Unitholder, may rely on the authority of the Board (or any Officer authorized by the Board) in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement. Every agreement, instrument or document executed by the Board (or any Officer authorized by the Board) in the name of the Company with respect to any business or property of the Company shall be conclusive evidence in favor of any Person relying thereon or claiming thereunder that (i) at the time of the execution or delivery thereof, this Agreement was in full force and effect, (ii) such agreement, instrument or document was duly executed according to this Agreement and is binding upon the Company and (iii) the Board or such Officer was duly authorized and empowered to execute and deliver such agreement, instrument or document for and on behalf of the Company.

(h)                                 Subsidiary Board of Managers or Board of Directors. The Company shall at all times, unless otherwise determined by the Board, cause the board of managers or board of directors of each of the Company’s Subsidiaries to be comprised of the same persons who are then Managers of the Board pursuant to Section 5.2(a) above.

Section 5.3                                   Board Meetings and Actions by Written Consent.

(a)                                  Quorum; Voting. A majority of the total number of Managers then serving on the Board (i.e., excluding any vacancies on the Board) must be present (including for purposes of actions taken pursuant to Section 5.3(f)) in order to constitute a quorum for the transaction of business of the Board, and except as otherwise provided in this Agreement, the act of a majority of the Managers present at a meeting of the Board at which a quorum is present shall be the act of the Board. When a quorum is once present to commence a meeting of the Board, it is broken if less than one Investor Manager shall remain present at such meeting and no further business may be transacted at such meeting until such time as a quorum shall again be present. If a quorum shall not be present during a meeting of the Board, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A Manager who is present at a meeting of the

Board at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

(b)                                 Place; Attendance. Meetings of the Board may be held at such place or places as shall be determined from time to time by resolution of the Board. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c)                                  Meeting In Connection With Unitholder Meeting. In connection with any meeting of Unitholders, the Managers may, if a quorum is present, hold a meeting for the transaction of business immediately after and at the same place as such meeting of the Unitholders. Notice of such meeting at such time and place shall not be required.

(d)                                 Time, Place and Notice. Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Notice of such meetings shall not be required.

(e)                                  Special Meetings. Special meetings of the Board may be called by any Manager on at least 24 hours’ notice to each other Manager or by the holders of the Required Interest on at least 24 hours’ notice to each Manager. Any such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement.

(f)                                    Action by Written Consent or Telephone Conference. Any action permitted or required by the Delaware Act, the Certificate or this Agreement to be taken at a meeting of the Board or any committee designated by the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Managers or members of such committee, as the case may be. An e-mail transmission or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Manager shall be regarded as signed by the Manager for purposes of this Section 5.3(f). Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board or any such committee, as the case may be. Subject to the requirements of the Delaware Act, the Certificate or this Agreement for notice of meetings, unless otherwise restricted by the Certificate, the Managers or members of any committee designated by the Board may participate in and hold a meeting of the Board or any committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 5.4                                   Committees; Delegation of Authority and Duties.

(a)                                  Committees; Generally. The Board may, from time to time, designate one or more committees. Any such committee, to the extent provided in the enabling resolution or in the Certificate or this Agreement, shall have and may exercise all of the authority of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution. The Board may dissolve any committee at any time, unless otherwise provided in the Certificate or this Agreement.

(b)                                 Audit Committee. The Board may establish an audit committee to select the Company’s independent accountants and to review the annual audit of the Company’s financial statements conducted by such accountants.

(c)                                  Delegation; Generally. The Board may, from time to time, delegate to one or more Persons (including any Manager or Officer) such authority and duties as the Board may deem advisable in addition to those powers and duties set forth in Section 5.1(b) hereof. The Board also may assign titles (including chairman, chief executive officer, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any Manager, Unitholder or other individual and may delegate to such Manager, Unitholder or other individual certain authority and duties. Any number of titles may be held by the same Manager, Unitholder or other individual. Any delegation pursuant to this Section 5.4(c) may be revoked at any time by the Board.

(d)                                 Third-party Reliance. Any Person dealing with the Company, other than a Unitholder, may rely on the authority of any Officer in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

Section 5.5                                   Officers.

(a)                                  Designation and Appointment. The Board may (but need not), from time to time, designate and appoint one or more persons as an Officer of the Company. No Officer need be a resident of the State of Delaware, a Unitholder or a Manager. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation formed, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation of authority and duties made to such Officer by the Board pursuant to the third sentence of this Section 5.5(a) or (ii) any delegation of authority and duties made to one or more Officers pursuant to the terms of Section 5.4(c). Each Officer shall hold office until such Officer’s successor shall be duly designated and shall qualify or until such Officer’s death or until such Officer shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the Officers and agents of the Company shall be fixed from time to time by the Board.

(b)                                 Resignation; Removal; Vacancies. Any Officer (subject to any contract rights available to the Company, if applicable) may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause, by the Board in its discretion at any time or by the holders of the Required Interest in their discretion at any time; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Designation of an Officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Board and shall remain vacant until filled by the Board.

(c)                                  Duties of Officers; Generally. The Officers, in the performance of their duties as such, shall owe to the Unitholders duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

ARTICLE VI

GENERAL RIGHTS AND OBLIGATIONS OF UNITHOLDERS

Section 6.1                                   Limitation of Liability.

(a)                                  Except as otherwise provided by applicable law, the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and no Unitholder shall be obligated personally for any such debt, obligation, or liability of the Company solely by reason of being a Unitholder of the Company; provided that a Unitholder shall be required to return to the Company any Distribution made to it in clear and manifest accounting or similar error and may be required to provide indemnification pursuant to an Approved Sale pursuant to Section 5 of the Securityholders Agreement or a transfer pursuant to Section 2 of the Securityholders Agreement. The immediately preceding sentence shall constitute a compromise to which all Unitholders have consented within the meaning of the Delaware Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Unitholders for liabilities of the Company.

(b)                                 Except as set forth in Section 6.1(c) or as otherwise agreed in a separate writing between a Unitholder and the Company with respect to such Unitholder, in no event shall any Unitholder be required to make any additional Capital Contribution to the Company or be subject to any form of capital call.

(c)                                  In accordance with the Delaware Act and the laws of the State of Delaware, a Unitholder of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such Unitholder. It is the intent of the Unitholders that no distribution to any Unitholder pursuant to Article IV hereof shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or distribution of any such property to a Unitholder shall be deemed to be a compromise within the meaning of the Delaware Act, and the Unitholder receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Unitholder is obligated to make any such payment, such obligation shall be the obligation of such Unitholder and not of any other Unitholder.

Section 6.2                                   Lack of Authority. No Unitholder in his, her, or its capacity as such (other than the members of the Board acting as the Board or an authorized Officer of the Company) has the authority or power to act for or on behalf of the Company in any manner, to do any act that would be (or could be construed as) binding on the Company or to make any expenditures on behalf of the Company, and the Unitholders hereby consent to the exercise by the Board of the powers conferred on it by law and this Agreement.

Section 6.3                                   No Right of Partition. No Unitholder shall have the right to seek or obtain partition by court decree or operation of law of any of the Company’s property, or the right to own or use particular or individual assets of the Company.

Section 6.4                                   Unitholders Right to Act. For situations which the approval of any Unitholders or class thereof (rather than the approval of the Board on behalf of the Unitholders) is required, the Unitholders shall act through meetings and written consents as described in Section 3.2.

Section 6.5                                   Investment Opportunities; Conflicts of Interest.

(a)                                  Managers. Subject to the other provisions of this Agreement or any other agreement to which such Manager is a party, each Manager of the Company (other than a Manager that is also an employee of the Company or any of its Subsidiaries) at any time and from time to time may engage in and own interests in other business ventures of any and every type and description, independently or with others (including ones in competition with the Company) with no obligation to offer to the Company or any other Unitholder, Manager or officer the right to participate therein.

(b)                                 Management Unitholders. Each Unitholder that is an Executive (as defined in the Securityholders Agreement) shall, and shall cause each of its Affiliates to, bring all investment or business opportunities to the Company of which any of the foregoing become aware during the period of his or her employment with the Company or its Subsidiaries and which they reasonably believe are within the scope and investment objectives of the Company or any of its Subsidiaries or are otherwise competitive with the business of the Company or any of its Subsidiaries but only to the extent required by the corporate opportunity doctrine as applied to corporations organized under the laws of the State of Delaware.

(c)           Other Unitholders. The Unitholders expressly acknowledge that, subject to the other express provisions of this Agreement, (A) the Other Unitholders and their respective Affiliates and stockholders, directors, managers, officers, controlling persons, partners and employees (collectively, “Related Persons”) are permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in the business of the Company or its Subsidiaries (including in areas in which the Company or any of its Subsidiaries may in the future engage in business), and in related businesses other than through the Company or any of its Subsidiaries (an “Other Business”), (B) the Other Unitholders and their respective Affiliates and Related Persons have and may develop a strategic relationship with businesses that are and may be competitive with the Company or any of its Subsidiaries, (C) none of the Other Unitholders or their respective Affiliates or Related Persons (including their respective representatives serving on the Board) will be prohibited by virtue of their investments in the Company or its Subsidiaries or their service on the Board or any board of directors or other governing body of any Subsidiary from pursuing and engaging in any such activities, (D) none of the Other Unitholders or their respective Affiliates or Related Persons (including their respective representatives serving on the Board) will be obligated to present to the Company, or any Unitholder, Manager, or officer or inform any of them of any such opportunity, relationship or investment, (E) neither the Company nor any other Unitholder, Manager or officer or Subsidiary of the Company will acquire or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of the Other Unitholders or their respective Affiliates or Related Persons and (F) the involvement of the Other Unitholders or their respective Affiliates or Related Persons (including their respective representatives serving on the Board) in any Other Business will not constitute a conflict of interest by such Persons with respect to the Company, any of its Subsidiaries or its Unitholders. No amendment or repeal of this Section 6.5 shall apply to or have any effect on the liability or alleged liability of any officer, Manager or Unitholder of the Company for or with respect to any opportunities of which such officer, Manager or Unitholder becomes aware prior to such amendment or repeal.

Section 6.6            Transactions Between the Company and the Unitholders. Notwithstanding that it may constitute a conflict of interest, the Unitholders or their Affiliates may engage in any contract or transaction (including the purchase, sale, lease or exchange of any property or rendering of any service or the establishment of any salary, other compensation or other terms of employment) with the Company so long as such contract or transaction is approved by a majority of the disinterested members of the Board (even though the disinterested members are less than a quorum) or the contract or transaction is at arm’s length at the time that it is authorized or ratified by the Board. By its execution hereof, each Unitholder acknowledges and consents to performance by the Company and/or its Subsidiaries of its obligations under that the Management Services Agreement, which was entered into with an Affiliate of MDP.

ARTICLE VII

EXCULPATION AND INDEMNIFICATION

Section 7.1            Exculpation. No Officer or Manager shall be liable to any other Officer, Manager, the Company or to any Unitholder for any loss suffered by the Company or any Unitholder unless such loss is caused by such Person’s gross negligence, willful misconduct, violation of law or material breach of this Agreement. The Officers and Managers shall not be liable for errors in judgment or for any acts or omissions that do not constitute gross negligence, willful misconduct, violation of law or material breach of this Agreement. Any Officer or Manager may consult with counsel and accountants in respect of the Company’s affairs, and provided such Person acts in good faith reliance upon the advice or opinion of such counsel or accountants, such Person shall not be liable for any loss suffered by the Company or any Unitholder in reliance thereon.

Section 7.2            Right to Indemnification. Subject to the limitations and conditions as provided in this Article VII, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Unitholder, Manager or Officer, or while a Unitholder, Manager or Officer is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Delaware Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article VII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article VII shall be deemed contract rights, and no amendment, modification or repeal of this Article VII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VII could involve indemnification for negligence or under theories of strict liability.

Section 7.3            Advance Payment. Reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 7.2 who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Company in advance of the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

Section 7.4            Indemnification of Employees and Agents. The Company, by adoption of a resolution of the Board, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Persons who are not or were not Managers or Officers but who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to Managers and Officers under this Article VII.

Section 7.5            Appearance as a Witness. Notwithstanding any other provision of this Article VII, the Company shall pay or reimburse reasonable out-of-pocket expenses incurred by a Manager or Officer in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

Section 7.6            Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right which a Manager, Officer or other Person indemnified pursuant to Section 7.2 may have or hereafter acquire under any law (common or statutory), provision of the Certificate or this Agreement, agreement, vote of Unitholders or disinterested Managers or otherwise.

Section 7.7            Insurance. The Company shall, if available on commercially reasonable terms, purchase and maintain insurance, or cause its Subsidiaries to purchase and maintain insurance, at its or their expense, to protect itself and any Person who is or was serving as a Manager, Officer or agent of the Company or is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited ability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article VII.

Section 7.8            Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager, Officer or any other Person indemnified pursuant to this Article VII as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1            Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists, and copies of documents required to be provided pursuant to Section 8.3 or pursuant to applicable laws. The unit ledger for the Company and any unit certificates held by the Company, and the stock or unit ledgers and equity certificates for each of its Subsidiaries, shall be maintained at the Chicago offices of Kirkland & Ellis LLP, or at such other place as directed by the holders of the Required Interest in writing from time to time hereafter. All matters concerning (i) the determination of the relative amount of allocations and distributions among the Unitholders pursuant to Articles III and IV and (ii) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board, whose determination shall be final and conclusive as to all of the Unitholders absent manifest clerical error.

Section 8.2            Fiscal Year. The fiscal year (the “Fiscal Year”) of the Company shall constitute the 12-month period ending on December 31 of each calendar year, or such other annual accounting period as may be established by the Board.

Section 8.3            Tax Information. The Company shall use commercially reasonable efforts to deliver or cause to be delivered, within 75 days after the end of each Fiscal Year, to each Person who was a Unitholder at any time during such Fiscal Year all information regarding the Company necessary for the preparation of such Person’s United States federal and state income tax returns.

Section 8.4            Transmission of Communications. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice, or other communication received from the Board to such other Person or Persons.

Section 8.5            Company Funds. The Board and Officers may not commingle the Company’s funds with the funds of any Unitholder or Manager.

ARTICLE IX

TAXES

Section 9.1            Tax Returns. The Company shall prepare and file all necessary federal and state income tax returns, including making the elections described in Section 9.2. Each Unitholder shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s income tax returns to be prepared and filed.

Section 9.2            Tax Elections. The Board shall be entitled to cause the Company to make any Tax election the Board may deem appropriate and in the best interests of the Unitholders.

Section 9.3            Tax Matters Partner. MDCP-A shall be the “tax matters partner” of the Company pursuant to Section 6231(a)(7) of the Code (the “Tax Matters Partner”). The Tax Matters Partner shall take such action as may be necessary to cause each other Unitholder to become a “notice partner” within the meaning of Section 6223 of the Code. The Tax Matters Partner shall inform each other Unitholder of all significant matters that may come to its attention in its capacity as Tax Matters Partner by giving notice thereof on or before the fifth business day after becoming aware thereof and, within that time, shall forward to each other Unitholder copies of all significant written communications he may receive in that capacity. The Tax Matters Partner may not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of the Board, but this sentence does not authorize the Tax Matters Partner (or any Manager) to take any action left to the determination of an individual Unitholder under Sections 6222 through 6232 of the Code.

Section 9.4            Code Section 83 Safe Harbor Election.

(a)           By executing this Agreement, each Unitholder authorizes and directs the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005 43 (the “Notice”) apply to any interest in the Company transferred to a service provider by the Company on or after the effective date of such Revenue Procedure in connection with services provided to the Company. For purposes of making such Safe Harbor election, the Tax Matters Partner is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Company and, accordingly, execution of such Safe Harbor election by the Tax Matters Partner constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the Notice. The Company and each Unitholder hereby agrees to comply with all requirements of the Safe Harbor described in the Notice, including, without limitation, the requirement that each Unitholder shall prepare and file all federal income tax returns reporting the income tax effects of each interest in the Company issued by the Company covered by the Safe Harbor in a manner consistent with the requirements of the Notice.

(b)           The Company and any Unitholder may pursue any and all rights and remedies it may have to enforce the obligations of the Company and the Unitholders (as applicable) under Section 9.4(a), including, without limitation, seeking specific performance and/or immediate injunctive or other equitable relief from any court of competent jurisdiction (without the necessity of showing actual money damages, or posting any bond or other security) in order to enforce or prevent any violation of the provisions of Section 9.4(a). A Unitholder’s obligations to comply with the requirements of this Section 9.4 shall survive such Unitholder’s ceasing to be a Unitholder of the Company and/or the termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Section 9.4, the Company shall be treated as continuing in existence.

(c)           Each Unitholder authorizes the Tax Matters Partner to amend Sections 9.4(a) and 9.4(b) to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Company transferred to a service provider by the Company in connection with services provided to the Company as set forth in Section 4 of the Notice (e.g., to reflect changes from the rules set forth in the Notice in subsequent Internal Revenue Service guidance), provided that such amendment is not materially adverse to such Unitholder (as compared with the after tax consequences that would result if the provisions of the Notice applied to all interests in the Company transferred to a service provider by the Company in connection with services provided to the Company).

ARTICLE X

TRANSFER OF COMPANY INTERESTS

Section 10.1         Transfers by Unitholders.

(a)           No Unitholder shall Transfer any interest in any Units except in compliance with this Article X. Except for Transfers made in compliance with the Securityholders Agreement and, with respect to a Unitholder subject to a Management Unit

Purchase Agreement, such Management Unit Purchase Ag•reement, no Unitholder shall Transfer, or offer or agree to Transfer, all or any part of any interest of such Person’s Units without the prior written consent of the Board. With the Board’s consent, a Unitholder may Transfer all or any part of such Person’s Units, subject to compliance with this Agreement (including, without limitation, Section 10.1(b)) and any other agreement binding upon such Unitholder which restricts the Transfer of Units (including, without limitation, the Securityholders Agreement and the Management Unit Purchase Agreements).

(b)           Each transferee of Units or other interest in the Company shall, as a condition precedent to such Transfer, execute a counterpart to this Agreement pursuant to which such transferee shall agree to be bound by the provisions of this Agreement.

Section 10.2         Effect of Assignment.

(a)           Any Unitholder who shall assign any Units or other interest in the Company shall cease to be a Unitholder of the Company with respect to such Units or other interest and shall no longer have any rights or privileges of a Unitholder with respect to such Units or other interest.

(b)           Any Person who acquires in any manner whatsoever any Units or other interest in the Company, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other interest in the Company of such Person was subject to or by which such predecessor was bound.

Section 10.3         Restriction on Transfer. Anything in this Agreement to the contrary notwithstanding, no Unitholder (other than the Investors) shall Transfer a Unit (including any Transfer of an interest in Profits, Losses or Distributions) if the Transfer would (i) unless the Board otherwise consents (such consent not to be unreasonably withheld), cause the aggregate Transfer of Unitholder interests for a given Company taxable year to exceed 2% of total Unitholder interests (excluding for this purpose, any Transfer by a Unitholder described in Treasury Reg. §1.7704-1(e), (f) or (g)), (ii) cause the Company to be treated as a publicly traded partnership within the meaning of Code §7704 and Treasury Reg. §1.7704-1, or (iii) create a significant risk of causing the results contemplated by either clause (i) or (ii) above, in the Board’s sole discretion. Any Transfer that violates this Section 10.3 shall be void and the purported buyer, assignee, transferee, pledgee, mortgagee, or other recipient shall have no interest in or rights to Company assets, Profits, Losses or Distributions, and neither the Board nor the Company shall be required to recognize any such interest or rights. If the Board at any time determines that a Transfer or foreseeable future Transfers of Units would or may reasonably be expected to cause the Company or a Subsidiary thereof to become required to register or file periodic reports with the United States Securities and Exchange Commission or any other securities regulatory body or organization in a non-United States jurisdiction, the Board may adopt such additional reasonable rules and restrictions, which shall be binding on the Unitholders, regarding Transfers of Units in order to avoid such registration or reporting requirements.

Section 10.4         Transfer Fees and Expenses. The transferor and transferee of any Units or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

Section 10.5         Void Transfers. Any Transfer by any Unitholder of any Units or other interest in the Company in contravention of this Agreement (including, without limitation, the failure of the transferee to execute a counterpart in accordance with Section 10.1(b)) or which would cause the Company to not be treated as a partnership for U.S. federal income tax purposes shall be void and ineffectual and shall not bind or be recognized by the Company or any other party. No purported assignee shall have any right to any profits, losses or distributions of the Company.

ARTICLE XI

ADMISSION OF UNITHOLDERS

Section 11.1         Substituted Unitholders. In connection with the transfer of Units permitted under the terms of this Agreement and the other Transaction Documents, the transferee shall become a Substituted Unitholder on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with or waiver of the conditions to such Transfer (unless one of the conditions to such Transfer is that Board or Unitholder consent is required for the admission of such transferee, in which case such consent must first be obtained), including executing counterparts of, and become a party to, this Agreement and the other Transaction Documents to which the transferor Unitholder was a party, and such admission shall be shown on the books and records of the Company.

Section 11.2         Additional Unitholders. A Person may be admitted to the Company as an Additional Unitholder only as contemplated under, and in compliance with, the terms of this Agreement, including furnishing to the Board (a) a letter of acceptance, in form satisfactory to the Board, of all the terms and conditions of this Agreement, including the power of attorney granted in Section 15.1, and (b) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Unitholder (including counterparts or joinders to all applicable Transaction Documents). Such admission shall become effective on the date on which the Board determines that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

Section 11.3         Derivative Securities. Except as set forth in this Agreement, no Person that holds securities (including  options, warrants, or rights) exercisable, exchangeable, or convertible into Units shall have any rights with respect to such Units until such Person is actually issued Units upon such exercise, exchange, or conversion and, if such Person is not then a Unitholder, is admitted as a Unitholder pursuant to Section 11.2.

ARTICLE XII

WITHDRAWAL AND RESIGNATION OF UNITHOLDERS

Section 12.1         Withdrawal and Resignation of Unitholders. No Unitholder shall have the power or right to withdraw or otherwise resign or be expelled from the Company prior to the dissolution and winding up of the Company pursuant to Article XII, except as otherwise expressly permitted by this Agreement or any of the other agreements contemplated hereby. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Unitholder’s Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.

Section 12.2         Withdrawal of a Unitholder. No Unitholder shall have the power or right to withdraw or otherwise resign from the Company except, simultaneous with the Transfer of all of a Unitholder’s Units in a Transfer permitted by this Agreement and, if such Transfer is to a person or entity that is not a Unitholder, the admission of such person or entity as a Unitholder pursuant to Section 11.1.

ARTICLE XIII

DISSOLUTION AND LIQUIDATION

Section 13.1         Dissolution. The Company shall not be dissolved by the admission of Additional Unitholders or Substituted Unitholders, or by the death, retirement, expulsion, bankruptcy or dissolution of a Unitholder. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following:

(a)           at any time by the Board with the prior written consent of MDP; or

(b)           the entry of a decree of judicial dissolution of the Company under Section 35-5 of the Delaware Act or an administrative dissolution under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article XIII, the Company is intended to have perpetual existence. The death, retirement, resignation, expulsion, bankruptcy or dissolution of a Unitholder or the occurrence of any other event that terminates the continued membership of a Unitholder in the Company shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

Section 13.2         Liquidation and Termination. On dissolution of the Company, the Board shall act as liquidator or may appoint one or more representatives or Unitholders as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company, sell all or any portion of the Company assets for cash or cash equivalents as they deem appropriate, and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as an expense of the Company. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Board.

The liquidators shall pay, satisfy, or discharge from the Company’s funds all of the debts, liabilities, and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine) and shall promptly distribute the remaining assets to the holders of Units in accordance with Section 4.1(a). Any non-cash assets will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Sections 4.2 and 4.3. In making such distributions, the liquidators shall allocate each type of asset (i.e., cash, cash equivalents, securities, etc.) among the Unitholders ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such holder. Any such distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (y) the terms and conditions of any agreement governing such assets (or the operation thereof or the holders thereof) at such time.

The distribution of cash and/or property to a Unitholder in accordance with the provisions of this Section 13.2 constitutes a complete return to the Unitholder of its Capital Contributions and a complete distribution to the Unitholder of its interest in the Company and all the Company’s property and constitutes a compromise to which all Unitholders have consented within the meaning of the Delaware Act. To the extent that a Unitholder returns funds to the Company, it has no claim against any other Unitholder for those funds.

Section 13.3         Cancellation of Certificate. On completion of the distribution of assets of the Company as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled, and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 13.3.

Section 13.4         Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2 in order to minimize any losses otherwise attendant upon such winding up.

Section 13.5         Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Unitholders (it being understood that any such return shall be made solely from the Company’s assets).

Section 13.6         Reserves Against Distributions. The Board shall have the right to withhold from Distributions payable to any Unitholder under this Agreement amounts sufficient to pay and discharge any reasonably anticipated contingent liabilities of the Company. Any amounts remaining after payment and discharge of any such contingent liabilities of the Company will be paid to the Unitholders from whom the Distributions were withheld.

ARTICLE XIV

VALUATION

Section 14.1         Fair Market Value.

(a)           The “Fair Market Value” of any assets or Units to be valued under this Agreement shall be determined in accordance with this Article XIV.

(b)           The Fair Market Value of any asset constituting cash or cash equivalents shall be equal to the amount of such cash or cash equivalents.

(c)           The Fair Market Value of any asset constituting publicly traded securities shall be the average, over a period of 21 days consisting of the date of valuation and the 20 consecutive business days prior to that date, of the average of the closing prices of the sales of such securities on the primary securities exchange on which such securities may at that time be listed, or, if there have been no sales on such exchange on any day, the average of the highest bid and lowest asked prices on such exchanges at the end of such day, or, if on any day such securities are not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York time, or, if on any day such securities are not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over the counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.

(d)           The Fair Market Value of any assets other than cash, cash equivalents, or publicly traded securities shall be the fair value of such assets, as determined in good faith by the Board (or, if pursuant to Section 13.2, the liquidators), which determination shall take into account any factors that they deem relevant, including, without limitation, the application of the priority of distributions described in Section 4.1(a) hereof.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1         Power of Attorne.

(a)           Each Unitholder hereby constitutes and appoints each member of the Board and the liquidators, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his or its name, place and stead, to execute, swear to, acknowledge, deliver, file, and record in the appropriate public offices (i) this Agreement, all certificates, and other instruments and all amendments (in the manner set forth herein) thereof in accordance with the terms hereof which the Board deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (ii) all instruments which the Board deems appropriate or necessary to reflect any amendment, change, modification, or restatement of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents which the Board deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (iv) all instruments relating to the admission, withdrawal, or substitution of any Unitholder pursuant to Article XI and XII.

(b)           The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency, or termination of any Unitholder and the Transfer of all or any portion of his or its Units and shall extend to such Unitholder’s heirs, successors, assigns, and personal representatives.

Section 15.2         Amendments. This Agreement may be amended from time to time as set forth elsewhere in this Agreement and this Agreement may be amended from time to time by a written consent of the holders of the Required Interest; provided that no amendment pursuant to this Section 15.2 that would alter or change the powers, preferences, or special rights hereunder of a class of Units or group of Unitholders (as the case may be) so as to affect them adversely in a manner adversely different than any other class of Units or group of Unitholders (as the case may be) shall be effective against the holders of such class of Units or group of Unitholders (as the case may be) without the prior written consent of the holders of at least a majority of the outstanding Units of such class of Units or group of Unitholders (as the case may be); provided further that no amendment pursuant to this Section 15.2 that would alter or change adversely the special rights hereunder of a Unitholder or group of Unitholders (as the case may be) specifically granted such rights by name hereunder shall be effective against such Unitholder or group of Unitholders (as the case may be) without that Unitholder’s (or a majority of that group of Unitholders’) prior written consent; provided further that the amendment or modification of the Unit Ownership Ledger for the purpose of adding an Additional Unitholder or a Substituted Unitholder or deleting a former Unitholder or reflecting a transfer of Units, in each case, in accordance with this Agreement, shall not be deemed to be an amendment of this Agreement requiring the consent of any Unitholder.

Section 15.3         Title to the Company’s Assets. The Company’s assets shall be deemed to be owned by the Company as an entity, and no Unitholder, individually or collectively, shall have any ownership interest in such assets of the Company or any portion thereof. Legal title to any or all assets of the Company may be held in the name of the Company or one or more nominees, as the Board may determine. The Board hereby declares and warrants that any assets of the Company for which legal title is held in its name or the name of any nominee shall be held in trust by the Board or such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement. All assets of the Company shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such assets is held.

Section 15.4         Remedies. Each Unitholder and the Company shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

Section 15.5         Successors and Assigns. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, whether so expressed or not.

Section 15.6         Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

Section 15.7         Change in Business Form. Each Unitholder hereby irrevocably delegates and cedes to the Board the sole authority and power to, in its sole discretion, in preparation for or contemplation of an anticipated Qualified Public Offering (as defined in the Securityholders Agreement) (i) convert the Company into a corporation (by a conversion pursuant to Section 18-216 of the Delaware Act or other conversion statute, merger or otherwise) or another form of business entity at any time, in which event the terms and conditions contained herein (including the terms and conditions relating to the Units and Capital Accounts) shall be, as closely as possible, adopted by the new entity or (ii) notwithstanding Section 2.9 or anything else in this Agreement to the contrary, make an election to have the Company be treated as a corporation for federal income tax purposes and, if applicable, state income or franchise tax purposes, rather than as a partnership (each, a “Conversion”). Without limiting the generality of the foregoing, it is anticipated that a Conversion would occur prior to, or in connection with, a Qualified Public Offering (as defined in the Securityholders Agreement). In connection with any Conversion, the Board may cause a recapitalization, reorganization, incorporation and/or exchange of the Units into securities which reflect and are substantially consistent with the Units and Capital Accounts as in effect immediately prior to such transaction and shall provide for the Unitholders to have the benefits and burdens of agreements that are substantially consistent with the Securityholders Agreement and other equity agreements. No Unitholder shall have the right or power to veto, vote for or against, amend, modify or delay any such Conversion. Further, each Unitholder shall execute and deliver any documents and instruments and perform any additional acts that may be necessary or appropriate, as determined by the Board, to effectuate and perform any such Conversion (including, without limitation, in the case of any Management Unitholder, executing an agreement with the successor providing for the continued vesting of, and repurchase rights respecting, any equity securities issued in respect of Unvested Common Units in form and substance similar to the provisions and restrictions with respect to vesting and repurchase rights set forth in any Management Unit Purchase Agreement or option grant agreement, as the case may be).

Section 15.8         Opt-in to Article 8 of the Uniform Commercial Code. The Unitholders hereby agree that the Units shall be securities governed by Article 8 of the Uniform Commercial Code of the State of Delaware (and the Uniform Commercial Code of any other applicable jurisdiction).

Section 15.9         Notice to Unitholder of Provisions. By executing this Agreement, each Unitholder acknowledges that it has actual notice of (a) all of the provisions hereof (including the restrictions on the transfer set forth herein), and (b) all of the provisions of the Certificate.

Section 15.10       Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

Section 15.11       Consent to Jurisdiction. Each Unitholder irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the State of Delaware and the state courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Unitholder further agrees that service of any process, summons, notice or document by United States certified or registered mail to such Unitholder’s respective address set forth in the Company’s books and records or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Unitholder irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of Delaware or the state courts of the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

Section 15.12       Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either,” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

Section 15.13       Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 15.14       Mutual Waiver of Jury Trial. Because disputes arising in connection with complex transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, each party to this agreement (including the Company) hereby waives all rights to trial by jury in any action, suit, or proceeding brought to resolve any dispute between or among any of the parties hereto, whether arising in contract, tort, or otherwise, arising out of, connected with, related or incidental to this agreement, the transactions contemplated hereby and/or the relationships established among the parties hereunder.

Section 15.15       Addresses and Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made (i) when delivered personally to the recipient, (ii) when telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day after being telecopied, (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) when received via electronic mail by the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if received via electronic mail before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day after such receipt. Such notices, demands, and other communications shall be sent to the Company at the following address and to any Unitholders at the address for such Unitholder set forth in the Company’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

Varietal Distribution Holdings, LLC

c/o VWR International, Inc.

1310 Goshen Parkway

PO Box 2656

West Chester, Pennsylvania 19380

Facsimile:  (610) 701-9896

Telephone:  (610) 719-7072

Electronic mail: George_VanKula@vwr.com

Attention:  George Van Kula, Esq.

with copies to (which shall not constitute notice):

Madison Dearborn Capital Partners

Three First National Plaza

38th Floor

Chicago, Illinois  60602

Facsimile:  (312) 895-1056

Telephone:  (312) 895-1000

Electronic mail:  mtresnowski@MDCP.com

Attention:  General Counsel

and

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, IL 60601

Facsimile:  (312) 861-2200

Telephone: (312) 861-2000

Electronic mail:  sperl@kirkland.com; mfennell@kirkland.com

Attention:  Sanford E. Perl, P.C.

                  Mark A. Fennell

Section 15.16       Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire at any time as a result of making the loan any direct or indirect interest in the Company’s Profits, Losses, Distributions, capital, or property other than as a secured creditor.

Section 15.17       Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition. Notwithstanding the other provisions of this Agreement, Section 18-305(a) of the Delaware Act shall not apply to the Company and no Unitholder shall have any rights thereunder.

Section 15.18       Further Action. The parties shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.19       Entire Agreement. This Agreement, those documents expressly referred to herein, the other documents of even date herewith, and the other Transaction Documents embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (including, without limitation, the Limited Liability Company Agreement of the Company, dated April 30, 2007, as amended).

Section 15.20       Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

Section 15.21       Survival. Sections 4.5, 6.1, 7.1, 7.2 and 7.3 shall survive and continue in full force in accordance with its terms notwithstanding any termination of this Agreement or the dissolution of the Company.

*          *          *          *          *

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first above written.

VARIETAL DISTRIBUTION HOLDINGS, LLC

By:	/s/ Nicholas W. Alexos
Its:	Secretary

MADISON DEARBORN CAPITAL PARTNERS V-A, L.P.

By: Madison Dearborn Partners V-A&C, L.P.
Its: General Partner

By: Madison Dearborn Partners, LLC
Its: General Partner

By:	/s/ Nicholas W. Alexos
Its: Managing Director

MADISON DEARBORN CAPITAL PARTNERS V-C, L.P.

By: Madison Dearborn Partners V-A&C, L.P.
Its: General Partner

By: Madison Dearborn Partners, LLC
Its: General Partner

By:	/s/ Nicholas W. Alexos
Its: Managing Director

MADISON DEARBORN CAPITAL PARTNERS V EXECUTIVE-A, L.P.

By: Madison Dearborn Partners V-A&C, L.P.
Its: General Partner

By: Madison Dearborn Partners, LLC
Its: General Partner

By:	/s/ Nicholas W. Alexos
Its: Managing Director

MDCP CO-INVESTORS (VARIETAL), L.P.

By: Madison Dearborn Partners V-A&C, L.P.
Its: General Partner

By: Madison Dearborn Partners, LLC
Its: General Partner

By:	/s/ Nicholas W. Alexos
Its: Managing Director

MDCP CO-INVESTORS (VARIETAL-2), L.P.
By: Madison Dearborn Partners V-A&C, L.P.
Its: General Partner

By: Madison Dearborn Partners, LLC
Its: General Partner

By:	/s/ Nicholas W. Alexos
Its: Managing Director

Accordingly, the undersigned have executed and delivered this Joinder as of the 29th day of June, 2007.

GSMP 2006 ONSHORE US, LTD.

By:	/s/ Oliver Thym
	Name:	Oliver Thym
	Title:	Managing Director

GSMP 2006 OFFSHORE US, LTD.

By:	/s/ Oliver Thym
	Name:	Oliver Thym
	Title:	Managing Director

GSMP 2006 INSTITUTIONAL US, LTD.

By:	/s/ Oliver Thym
	Name:	Oliver Thym
	Title:	Managing Director

Limited Liability Company Agreement Joinder

Accordingly, the undersigned have executed and delivered this Joinder as of the 29th day of June, 2007.

APOLLO INVESTMENT CORPORATION

By:	Apollo Investment Management, L.P., as Advisor By: ACC Management, LLC, as its General Partner

	By:	/s/ Patrick Dalton
		Name:	Patrick Dalton
		Title:	Vice President

AP INVESTMENT EUROPE LIMITED

By:	Apollo Europe Management, L.P., its Investment Advisor By: AEM GP, LLC, its General Partner

	By:	/s/ Jirn Zelter
		Name:	Jirn Zelter
		Title:	Vice President

Limited Liability Company Agreement Joinder

Accordingly, the undersigned have executed and delivered this Joinder as of the 29th day of June, 2007.

AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY

By:	AIG Global Investment Corp., investment adviser

	By:	/s/ John Yovanovic
		Name:	John Yovanovic
		Title:	Managing Director

AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK

By:	AIG Global Investment Corp., investment adviser

	By:	/s/ John Yovanovic
		Name:	John Yovanovic
		Title:	Managing Director

AMERICAN GENERAL LIFE INSURANCE COMPANY

By:	AIG Global Investment Corp., investment adviser

	By:	/s/ John Yovanovic
		Name:	John Yovanovic
		Title:	Managing Director

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	AIG Global Investment Corp., investment adviser

	By:	/s/ John Yovanovic
		Name:	John Yovanovic
		Title:	Managing Director

Limited Liability Company Agreement Joinder

EXHIBIT A-l

LLC AGREEMENT

Joinder

The undersigned is executing and delivering this Joinder pursuant to the Limited Liability Company Agreement of Varietal Distribution Holdings, LLC (the “Company”) dated on or about the date hereof (as the same may hereafter be amended, the “LLC Agreement”), among the Company and the Company’s unitholders named therein from time to time.

By executing and delivering to the Company this Joinder, the undersigned hereby agrees to become a party to, to be bound by, and to comply in full with the provisions of the LLC Agreement as a Unitholder in the same manner as if the undersigned were an original signatory to the LLC Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of June 29, 2007.

By:	/s/ David L. Bernd
Name:	David L. Bernd

EXHIBIT A-l

LLC AGREEMENT

Joinder

The undersigned is executing and delivering this Joinder pursuant to the Limited Liability Company Agreement of Varietal Distribution Holdings, LLC (the “Company”) dated on or about the date hereof (as the same may hereafter be amended, the “LLC Agreement”), among the Company and the Company’s unitholders named therein from time to time.

By executing and delivering to the Company this Joinder, the undersigned hereby agrees to become a party to, to be bound by, and to comply in full with the provisions of the LLC Agreement as a Unitholder in the same manner as if the undersigned were an original signatory to the LLC Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of June 22, 2007.

By:	/s/ Robert DeCresce
Name:	Robert DeCresce

EXHIBIT A-l

LLC AGREEMENT

Joinder

The undersigned is executing and delivering this Joinder pursuant to the Limited Liability Company Agreement of Varietal Distribution Holdings, LLC (the “Company”) dated on or about the date hereof (as the same may hereafter be amended, the “LLC Agreement”), among the Company and the Company’s unitholders named therein from time to time.

By executing and delivering to the Company this Joinder, the undersigned hereby agrees to become a party to, to be bound by, and to comply in full with the provisions of the LLC Agreement as a Unitholder in the same manner as if the undersigned were an original signatory to the LLC Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of June 29, 2007.

By:	/s/ Harry M. Jansen Kraemer, Jr.
Name:	Harry M. Jansen Kraemer, Jr.

EXHIBIT A-l

LLC AGREEMENT

Joinder

The undersigned is executing and delivering this Joinder pursuant to the Limited Liability Company Agreement of Varietal Distribution Holdings, LLC (the “Company”) dated on or about the date hereof (as the same may hereafter be amended, the “LLC Agreement”), among the Company and the Company’s unitholders named therein from time to time.

By executing and delivering to the Company this Joinder, the undersigned hereby agrees to become a party to, to be bound by, and to comply in full with the provisions of the LLC Agreement as a Unitholder in the same manner as if the undersigned were an original signatory to the LLC Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of 6/26, 2007.

By:	/s/ Joanne C. Smith, MD
Name:	Joanne C. Smith, MD

EXHIBIT A-l

LLC AGREEMENT

Joinder

The undersigned is executing and delivering this Joinder pursuant to the Limited Liability Company Agreement of Varietal Distribution Holdings, LLC (the “Company”) dated on or about the date hereof (as the same may hereafter be amended, the “LLC Agreement”), among the Company and the Company’s unitholders named therein from time to time.

By executing and delivering to the Company this Joinder, the undersigned hereby agrees to become a party to, to be bound by, and to comply in full with the provisions of the LLC Agreement as a Unitholder in the same manner as if the undersigned were an original signatory to the LLC Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of July 16, 2007.

By:	/s/ Robert Barchi
Name:	Robert Barchi

EXHIBIT B-1

LLC AGREEMENT

Joinder

The undersigned is executing and delivering this Joinder pursuant to the Limited Liability Company Agreement of Varietal Distribution Holdings, LLC (the “Company”‘) dated on or about the date hereof (as the same may hereafter be amended, the “LLC Agreement”), among the Company and the Company’s unitholders named therein from time to time.

By executing and delivering to the Company this Joinder, the undersigned hereby agrees to become a party to, to be bound by, and to comply in full with the provisions of the LLC Agreement as a Unitholder in the same manner as if the undersigned were an original signatory to the LLC Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of June 27, 2007.

By:	/s/ Robert Zollars
Name:	Robert Zollars